Exhibit 99.2
PHH CORPORATION TO PRESENT AT FBR CONFERENCE
Mt. Laurel, N.J., November 26, 2008 - PHH Corporation (NYSE: PHH) today announced that it will participate in the Friedman, Billings, Ramsey & Co. Fall Investor Conference on Tuesday, December 2, 2008.
Terence W. Edwards, president and chief executive officer of PHH Corporation and PHH Mortgage, Sandra Bell, executive vice president and chief financial officer of PHH Corporation and George Kilroy, president and chief executive officer of PHH Arval, will make a 40 minute presentation to investors beginning at approximately 10:45 a.m. EST at the Grand Hyatt Hotel in New York City. Interested investors may access the real time webcast of the presentation by visiting the Investor Relations page of PHH’s website at www.phh.com. The webcast will also be available as a replay on the Company’s website beginning shortly after the conclusion of the presentation and continuing through December 17, 2008.
About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States.1 Its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the Company and its subsidiaries please visit www.phh.com.

[1]	Inside Mortgage Finance, Copyright 2008
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Contact Information:
Investors:
Nancy R. Kyle
856-917-4268
Media:
Karen K. McCallson
856-917-8679